================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                  FORM 8-K/A



                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  September 30, 1999



                          GOLDEN STAR RESOURCES LTD.
            (Exact Name of Registrant as Specified in Its Charter)

Canada                                          0-21708               98-0101955
(State or other Jurisdiction of        (Commission file number)      (I.R.S. Employer
Incorporation or Organization)                                       Identification No.)

1660 Lincoln Street, Suite 3000
Denver, Colorado                                                        80264-3001
(Address of Principal Executive Office)                                 (Zip Code)

                                (303) 830-9000
             (Registrant's telephone number, including area code)




                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

================================================================================

Item 7.   Financial Statements & Exhibits.
          -------------------------------

          On October 14, 1999, Golden Star Resources Ltd. ("Golden Star" or the "Company") filed a Form 8-K to report the completion of its acquisition of Bogoso Gold Limited ("BGL") on September 30, 1999. Golden Star indicated that it would file the financial information required by Item 7 of Form 8-K no later than December 14, 1999. Golden Star is filing this amendment to provide the financial information.

          (a)  Financial statements of business acquired

          (b)  Pro forma financial information

          (c)  Exhibits

          The following exhibit was filed with the initial filing on Form 8-K on October 14, 1999

                  Exhibit Number
              (Reference to Item 601
                 of Regulation S-K               Description of Exhibit
              ----------------------             ----------------------
                       2.1 Revised and Restated Agreement, dated as of June 1, 1999, among the Company, Anvil and the other parties signatory thereto.

     The following exhibit is being filed with this report on Form 8-K/A

                       23.1                      Accountants consent

                                  SIGNATURES
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GOLDEN STAR RESOURCES LTD.



                                  By: /s/ Allan J. Marter
                                     -----------------------------------------
                                     Name:  Allan J. Marter
                                     Title: Vice President and Chief Financial
                                            Officer

                                  Dated: December 14, 1999

Item 7.   (a)  Financial Statements of Business Acquired

Index to Historical BGL Financial Statements

1.   Auditors' Opinion...................................................     4

2.   Balance Sheets as of September 30, 1999 (unaudited)
        and June 30, 1999 and 1998.......................................     5

3.   Statements of Income and Expenditure for the three months
        ended September 30, 1999 (unaudited) and 1998 (unaudited)
        and for the years ended June 30, 1999, 1998 and 1997.............     6

4.   Statements of Accumulated Deficit for the
        three months ended September 30, 1999 (unaudited)
        and for the years ended June 30, 1999, 1998 and 1997.............     7

5.   Statements of Cash Flow for the three months ended September 30,
        1999 (unaudited) and 1998 (unaudited) and for the
        years ended June 30, 1999, 1998 and 1997.........................     8

6.   Notes to the Financial Statements...................................  9-25

                      AUDITORS' REPORT TO THE MEMBERS OF
                              BOGOSO GOLD LIMITED

  We have examined the financial statements of Bogoso Gold Limited for the years ended June 30, 1999 and 1998 which have been prepared in accordance with the accounting policies set out in Note 2.

  Respective responsibilities of Directors and Auditors

  The company's Directors are responsible for the preparation of the financial statements. It is our responsibility to express an independent opinion, based on our audit, on those financial statements prepared by the Directors.

  Basis of opinion

  We conducted our audits in accordance with generally accepted auditing standards, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. It also includes an assessment of the accounting principles used and significant estimates and judgments made by the directors, and an evaluation of the overall adequacy of the presentation of the financial statements.

  We planned and performed our audits so as to obtain all the information and explanations which we considered necessary for the purposes of our audit. We believe that our audits provide us with a reasonable basis for our opinion.

  Without qualifying our report, we draw attention to Note 18 of the financial statements which indicates that the Company had accumulated losses as of June 30, 1999. This factor along with other matters set forth in Note 18 indicates that the company's ability to continue as a going concern requires continued support from the new shareholders.

  Opinion

  In our opinion, the company has kept proper books and the financial statements, which are in agreement with the books, give a true and fair view of the state of the company's affairs at June 30, 1999 and 1998 and of the loss and cash flow of the company for each of the three years ended June 30, 1999 in conformity with generally accepted accounting principles and comply with the Ghana Companies Code 1963, (Act 179).


  Chartered Accountants                                        December 14, 1999

                             BOGOSO GOLD LIMITIED

                                BALANCE SHEETS

                                                      (Unaudited)
                                                      September 30,       June 30,       June 30,
                                                         1999               1999           1998
                                       Note             US$'000           US$'000        US$'000
                                                      ------------        --------       --------
Fixed Assets                             3              21,874              23,093         27,692

Development expenditure                  4              12,942              13,806         18,648

Deferred assets                          5               2,945               2,243            973
                                                       -------             -------        -------
                                                        37,761              39,142         47,313
                                                       -------             -------        -------

Current assets
   Inventories                           6               8,383               8,233          6,041
   Accounts receivable                   7               1,574               1,982          1,396
   Cash and cash equivalents             8               6,923              10,729         15,901
                                                       -------             -------        -------
                                                        16,880              20,944         23,338
                                                       -------             -------        -------

Current liabilities                      9             (14,041)            (13,552)       (11,882)
                                                       -------             -------        -------

Net current assets                                       2,839               7,392         11,456
                                                       -------             -------        -------

Total assets less current
 liabilities                                            40,600              46,534         58,769
                                                       -------             -------        -------

Less:
   Long term liabilities                10             (24,625)            (24,564)       (28,232)
   Environmental
    rehabilitation provision            11              (6,991)            (10,209)       (12,105)
                                                       -------             -------        -------
                                                       (31,616)            (34,773)       (40,337)
                                                       -------             -------        -------
                                                         8,984              11,761         18,432
                                                       =======             =======        =======

Represented by:
   Stated capital                       12              78,292              78,292         78,292
   Accumulated deficit                                 (69,308)            (66,531)       (59,860)
                                                       -------             -------        -------
                                                         8,984              11,761         18,432
                                                       =======             =======        =======



Approved by and signed on behalf of the Board of Directors on _________ 1999

Director........................................
Director .......................................

The notes on pages 9 to 25 form an integral part of these financial statements.

                             BOGOSO GOLD LIMITIED

                      STATEMENTS OF INCOME AND EXPENDITURE


                                            (Unaudited)          (Unaudited)
                                            Three months        Three months
                                               ended                ended
                                            September 30,       September 30,    Year ended         Year ended           Year ended
                                  Note          1999                1998       June 30, 1999       June 30, 1998       June 30, 1997
                                               US$'000             US$'000        US$'000             US$'000            US$'000
                                            -------------       -------------  --------------      --------------      -------------

Sales proceeds                                   7,010             8,835           38,512                35,872           38,856
Less: Royalties on sales                          (210)             (265)          (1,155)               (1,076)          (1,166)
                                                ------           -------          -------               -------          -------

Net sale proceeds                                6,800             8,570           37,357                34,796           37,690

Cost of sales
Depreciation of fixed assets       2(b)         (1,636)           (2,595)          (8,171)               (5,990)          (4,107)
Amortization of
 development expenditure           2(c)           (864)           (4,175)          (4,842)               (5,856)          (2,537)
Other cost of sales                             (4,910)           (6,398)         (25,554)              (19,286)         (18,651)
                                                ------           -------          -------               -------          -------
                                                (7,410)          (13,168)         (38,567)              (31,132)         (25,295)

Gross operating profit
 (loss)                                           (610)           (4,598)          (1,210)                3,664           12,395
General and administrative
 expenses                                       (1,870)           (2,218)          (5,234)              (12,332)         (14,427)
Loan and other interest
 waived                            10(d)             -                 -                -                 6,293                -
Other income                                       275                82            2,203                   778            2,533
                                                ------           -------          -------               -------          -------

Net operating (loss)/
 profit   before interest expense               (2,205)           (6,734)          (4,241)               (1,597)             501



Interest expense                                  (572)             (648)          (2,430)               (7,113)          (7,190)
                                                ------           -------          -------               -------          -------

Net loss before taxation           14           (2,777)           (7,382)          (6,671)               (8,710)          (6,689)

Taxation                           15                -                 -                -                     -                -
                                                ------           -------          -------               -------          -------

Net loss for the period                         (2,777)           (7,382)          (6,671)               (8,710)          (6,689)
                                                ======           =======          =======               =======          =======

The notes on pages 9 to 25 form an integral part of these financial statements.

                              BOGOSO GOLD LIMITED


                       STATEMENTS OF ACCUMULATED DEFICIT


                                     (Unaudited)
                                    Three months
                                        ended            Year ended        Year ended        Year ended
                                    September 30,         June 30,           June 30,         June 30,
                                        1999                1999               1998             1997
                                       US$`000             US$'000            US$'000          US$'000
                                      --------           ----------        -----------       ----------
Accumulated deficit brought
 forward                               (66,531)           (59,860)            (51,150)         (44,461)

Loss for the period transferred
 from statement of income and
 expenditure                            (2,777)            (6,671)             (8,710)          (6,689)
                                       -------            -------             -------          -------

Accumulated deficit carried
 forward
                                       (69,308)           (66,531)            (59,860)         (51,150)
                                       =======            =======             =======          =======

The notes on pages 9 to 25 form an integral part of these financial statements.

                              BOGOSO GOLD LIMITED

                            STATEMENTS OF CASH FLOW

                                            (Unaudited)         (Unaudited)
                                            Three months        Three months
                                               ended               ended
                                            September 30,       September 30,         Year ended     Year ended          Year ended
                                                1999                1998            June 30, 1999  June 30, 1998       June 30, 1997
                                  Note        US$'000              US$'000             US$'000        US$'000              US$'000
                                            -------------       -------------       -------------- --------------      -------------
Net cash inflow from operating
 activities (a)                    19        (2,407)                939                   8,363          8,882           17,476
                                             ------              ------                  ------         ------           ------

Net cash outflow from
 investment and servicing of
 finance:
   Interest paid                                  -                (551)                 (2,203)        (1,773)          (1,327)
   Interest received                            136                  29                     631            415              785
                                             ------              ------                  ------         ------           ------
Net cash outflow/(inflow) from
 investment and servicing of
 finance (b)                                    136                (522)                 (1,572)        (1,358)            (542)
                                             ------              ------                  ------         ------           ------
Cash flow from investing
 activities:
   Purchase of tangible fixed
    assets and development
    expenditure                                (417)             (2,282)                 (4,124)        (3,187)          (3,251)
   Sale of tangible fixed assets                  -                   -                      27              5              116
   Deferred mine and plant
    expenditure                              (1,118)               (179)                 (5,156)        (1,128)          (2,199)
                                             ------              ------                  ------         ------           ------

Net cash outflow from investing
 activities (c)                              (1,535)             (2,461)                 (9,253)        (4,310)          (5,334)
                                             ------              ------                  ------         ------           ------
Net inflow before financing
 (a+b+c)                                     (3,806)             (2,044)                 (2,462)         3,214           11,600
                                             ------              ------                  ------         ------           ------
Cash flow from financing
 activities:
   Repayment of loans                             -              (1,578)                 (2,710)        (3,933)          (4,082)
                                             ------              ------                  ------         ------           ------
Net cash outflow from financing (d)               -              (1,578)                 (2,710)        (3,933)          (4,082)
                                             ------              ------                  ------         ------           ------

(Decrease)/ increase in cash
 and cash equivalents (a+b+c+d)              (3,806)             (3,622)                 (5,172)          (719)           7,518
Cash and cash equivalents at
 beginning of period                         10,729              15,901                  15,901         16,620            9,102
                                             ------              ------                  ------         ------           ------
Cash and cash equivalents at
 end of period                                6,923              12,279                  10,729         15,901           16,620
                                             ======              ======                  ======         ======           ======

The notes on pages 9 to 25 form an integral part of these financial statements.

                              BOGOSO GOLD LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

1.   The Company
     -----------

     Bogoso Gold Limited (the "Company"), known as Billiton Bogosu Gold Limited until November 14, 1997, was granted a prospecting license by the Government of Ghana on August 16, 1988 to work, develop and produce gold in a defined concession area at Bogoso, Western Region, Ghana, for a period of thirty years.

     Under an agreement signed on November 30, 1994, and effective July 1, 1994, the Shell Group transferred its assets of Billiton Group to Billiton Group
     (BVI) Limited, a company incorporated in the British Virgin Islands whose ultimate holding company was Gencor Limited, a company incorporated in South Africa.

     On July 1, 1997, the Company was owned 82% by Billiton Group (BVI) Limited, with 8% held by International Finance Corporation and the remaining 10% held by the Government of Ghana.

     On April 27, 1998, the 82% holding was transferred to Orogen Holdings (BVI) Limited due to a reorganisation within Gencor Limited. Subsequently, this shareholding was transferred to Gencor Bogoso Holdings (BVI) Limited on May 19, 1998.

     As part of a Shareholders Reorganisation Agreement effective June 30, 1998, the 82% shareholding of Gencor was transferred to a Consortium of nine banks, namely, International Finance Corporation, Credit Lyonnais, The Sumitomo Bank Limited, Ecobank Transnational Inc., Societe Generale, Bank Austria, Bank Internationale a Luxembourg, DB (Belgium) Finance N.V./S.A. and Deutsche Investitions und Entwicklungsgesellschaft GmbH. In addition, advances, loans and interest payable of US$60,070,000 effective June 30, 1998 were converted into 540,639 Class A Shares. See Note 12 to the financial statements for details of the shareholders as at June 30, 1999.

     Effective September 30, 1999, the shares of the consortium of nine banks were sold to Golden Star Resources Ltd., a company incorporated in Canada and Anvil Mining NL, a company incorporated in Australia. Following these share transfers Golden Star Resources Ltd. owns 70% of the shares, Anvil Mining NL owns 20% and the Government of Ghana owns the remaining 10%.

     In addition, the consortium of nine banks assigned all debts owed them by the Company to the new owners, Golden Star Resources Ltd and Anvil Mining NL.

2.   Accounting policies
     -------------------

     The following are the significant accounting policies adopted by the Company in the preparation of these financial statements:

     (a)  Basis of accounting
          -------------------

          The financial statements have been prepared under the historical cost convention and in accordance with the Ghana Companies Code 1963, (Act
          179).

                              BOGOSO GOLD LIMITED

2.   Accounting policies (Continued)
     -------------------------------

     (b)  Fixed assets
          ------------

          These assets are valued at cost less accumulated depreciation. They are depreciated over their expected useful lives, with varying lives between different groups of assets ranging from five to ten years.

          Change in method of depreciation:

          With effect from July 1, 1997, the Company changed its estimate in calculating the depreciation charge for the plant and machinery only.

          The new method assumes the estimated remaining economic life of the assets to be to June 30, 2003. Previously these assets were depreciated over lives of between five and ten years.

          The change in estimate was adopted as the board of directors considered at its meeting on September 8, 1998 that the remaining life of the assets was limited based on the present economic projections.

          As a result of this change in estimated remaining economic life of the assets, the selected assets carried on the balance sheet at July 1, 1997 will be written off in the profit and loss account over an estimated remaining economic life to June 30, 2003. The financial effect was that at June 30, 1998 the net book value of fixed assets was reduced by an addtional depreciation charge of $735,000 to $5,990,000 for the year.

     (c)  Development expenditure
          -----------------------

          Development expenditure is valued at cost and is amortised on a straight line basis, taking into consideration the estimated economic life of the specific project, which is reviewed on a regular basis and to the extent to which this value exceeds its recoverable amount that excess is fully written off in the financial year in which this is determined.

          Change in method of Amortisation:

          Effective July 1, 1997, the Company revised the period for the amortisation of its development expenditure. The revision assumes the estimated remaining economic life of the project to be to June 30, 2003.

          The change in method and estimate were adopted as the board of directors considered at its meeting on September 8, 1998 that the remaining life of the project was limited based on the present economic projections.

          As a result of this change in method of amortisation and estimated remaining economic life of the project, the development expenditure on the balance sheet at July 1, 1997 will be written off in the profit and loss account over an estimated remaining economic life to June 30, 2003. The financial effect was that at June 30, 1998, the net book value of development expenditure was reduced by additional amortisation of $3,377,000 to $5,856,000 for the year.


     (d)  Deferred assets
          ---------------

          Deferred assets mainly represent costs for major overhauls of equipment to improve the equipment or extend their useful lives.
          These costs are deferred and amortised over the remaining useful lives of the equipment.

     (e)  Functional currency
          -------------------

          The functional currency of the Company is the United States dollar since the capital invested, the financing of the Company and all sales proceeds are in United States dollars, and approximately 70% of expenditures are dollar related, with the remaining 30% being in Ghanaian currency.

     (f)  Foreign currency translation
          ----------------------------

          Current assets and liabilities denominated in foreign currencies are translated into the functional currency (United States dollars) at the rates of exchange ruling at the balance sheet date. Items in the statement of income and expenditure are translated at the average rate for the period. Gains and losses arising from the translation of balances are dealt with through the income and expenditure statement.

                              BOGOSO GOLD LIMITED

2.   Accounting policies (Continued)
     -------------------------------

     (g)  Inventories
          -----------

          Inventories have been valued at the lower of cost (weighted average cost basis), and net realisable value (being estimated sales proceeds less expenses incurred in making the sale).

          For ore and gold inventories, cost comprises all direct production costs and attributable operating expenses, including depreciation.

          For consumable and spare parts, cost comprises direct purchase costs. Where appropriate, provision for obsolescence has been included in the inventory valuation.

     (h)  Accounts receivable
          -------------------

          Accounts receivable are shown at nominal value less, where necessary, provision for bad and doubtful debts.

     (i)  Cash and cash equivalents
          -------------------------

          Cash and short term deposits includes all cash balances and highly liquid investments with an original maturity of three months or less. Cash at bank and in hand is shown at nominal value.

     (j) Long-term and short-term liabilities
         ------------------------------------

          These are shown at nominal value.

     (k)  Net sales proceeds
          ------------------

          These are the proceeds from the sale of gold bullion, after deduction of sales taxes, discounts, excise duties, and similar levies.

          The sale of gold bullion was to Billiton Marketing and Trading B.V.
          (BMT), under the terms of the Gold Refining and Marketing Agreement dated January 18, 1990. This agreement ended on June 30, 1998. Effective July 1, 1998, an agreement for gold purchase and refining was agreed with Societe Generale.

     (l)  Cost of sales
          -------------

          These are the historical costs of direct production and production support activities, including related depreciation, amortisation salaries and wages.

     (m) General and administrative expenses
         -----------------------------------

          The administrative expenses include related depreciation, salaries and wages.

     The unaudited financial statements as of September 30, 1999 and for the three months ended September 30, 1999 and 1998, reflect all adjustments, consisting solely of normal recurring items, which are necessary for a fair presentation of the state of the Company's affairs and of the income and expenditure and cash flow on a basis consistent with that of the prior audited financial statements.

                              BOGOSO GOLD LIMITED


3.      Fixed Assets
        ------------

                                    Land &         Plant &        Mobile         Other        Capital
                                  Buildings      Machinery      Equipment      Equipment        WIP           Total
                                   US$'000         US$'000       US$'000        US$'000       US$'000        US$'000
                                  ----------     ----------     ---------      ----------     -------        -------
Cost

At July 1, 1998                    9,073          39,240          14,070         4,156           2,899        69,438
Additions                              -               -               -             -           4,124         4,124
Transfers/ disposals/
 reclassifications                   129           1,306           2,283           451          (5,186)       (1,017)
                                   -----          ------          ------         -----          ------        ------
At June 30, 1999                   9,202          40,546          16,353         4,607           1,837        72,545
                                   -----          ------          ------         -----          ------        ------
Additions                              -               -               -             -             417           417
Transfers/ disposals/
 reclassifications                    41             199             143            34            (417)            -
                                   -----          ------          ------         -----          ------        ------
At Sept. 30, 1999                  9,243          40,745          16,496         4,641           1,837        72,962
                                   -----          ------          ------         -----          ------        ------

Accumulated Depreciation

At July 1, 1998                    5,362          21,034          12,167         3,183               -        41,746
Charge for the year                1,665           5,016           1,050           440               -         8,171
Transfers/ disposals                   -               -            (465)            -               -          (465)
                                   -----          ------          ------         -----          ------        ------
At June 30, 1999                   7,027          26,050          12,752         3,623               -        49,452
                                   -----          ------          ------         -----          ------        ------
Charge for the
  period                             281             888             334           133               -         1,636
Transfers/ disposals                   -               -               -             -               -             -
                                   -----          ------          ------         -----          ------        ------
At Sept. 30, 1999                  7,308          26,938          13,086         3,756               -        51,088
                                   -----          ------          ------         -----          ------        ------

Net book value

At Sept. 30, 1999                  1,935          13,807           3,410           885           1,837        21,874
                                   =====          ======          ======         =====          ======        ======
At June 30, 1999                   2,175          14,496           3,601           984           1,837        23,093
                                   =====          ======          ======         =====          ======        ======
At June 30, 1998                   3,711          18,206           1,903           973           2,899        27,692
                                   =====          ======          ======         =====          ======        ======

                              BOGOSO GOLD LIMITED

4.   Development expenditure
     -----------------------


                                                 (Unaudited)
                                                 September 30,
                                                     1999                 June 30, 1999       June 30, 1998
                                                   US$'000                   US$'000              US$'000
                                                 -------------            --------------      -------------
Balance at beginning of period                     13,806                      18,648             24,430
Expenditure for the period                              -                           -                 74
Less: Amortisation during the period
 (See Note 2(c))                                     (864)                     (4,842)            (5,856)
                                                   ------                      ------             ------
Balance at end of period                           12,942                      13,806             18,648
                                                   ======                      ======             ======

5.   Deferred assets
     ---------------
                                                 (Unaudited)
                                                 September 30,               June 30,            June 30,
                                                     1999                     1999                1998
                                                   US$'000                   US$'000             US$'000
                                                 ------------                -------             --------
Balance at beginning of period                      2,243                       973                3,709
Expenditure for the period                          1,118                     5,156                1,128
Less: Amortisation during the period
 (see Note 2(d))                                     (416)                   (3,886)              (3,864)
                                                    -----                    ------               ------

Balance at end of period                            2,945                     2,243                  973
                                                    =====                    ======               ======

6.   Inventories
     --------------

Ore                                                 2,205                     2,465                  784
In-process                                            949                       677                  563
Finished                                                -                         -                  398
                                                    -----                     -----                -----
                                                    3,154                     3,142                1,745

Consumables and spare parts                         5,229                     5,091                4,296
                                                    -----                     -----                -----
                                                    8,383                     8,233                6,041
                                                    =====                     =====                =====

7.   Accounts receivable
     ----------------------

                                                 (Unaudited)
                                                 September 30,               June 30,            June 30,
                                                     1999                     1999                 1998
                                                   US$'000                   US$'000             US$'000
                                                 --------------              --------            ---------
Sundry receivables                                  1,426                     1,561                  914
Employee advances                                      27                       217                  186
Prepaid expenses                                      121                       204                  296
                                                    -----                     -----                -----
                                                    1,574                     1,982                1,396
                                                    =====                     =====                =====

                              BOGOSO GOLD LIMITED

8.      Cash and cash equivalents
        -------------------------

Balance held within Ghana                           (40)           (328)           320
Balances held externally                          6,963          11,057         15,581
                                                  -----          ------         ------
                                                  6,923          10,729         15,901
                                                  =====          ======         ======

9.   Current liabilities
     -------------------

                                                                 (Unaudited)
                                                                September 30,       June 30,       June 30,
                                                                     1999            1999           1998
                                                 Note              US$'000          US$'000        US$'000
                                                                --------------      --------       --------
Long-term liabilities - current
 portion                                           9(a)               4,931           4,914          3,956
Loan interest payable                             9(b),10             4,748           4,177          4,049
Amounts owed to suppliers                                             1,782           1,363          1,490
Accruals and other payables                        22                 2,580           3,098          2,387
                                                                     ------          ------         ------
                                                                     14,041          13,552         11,882
                                                                     ======          ======         ======

(a)  Long-term liabilities - current
 portion

  Formerly -
   International Finance
     Corporation                                   10                 3,725           3,725         2,937
   Deutsche Investitions und
    Entwicklungsgesellschaft GmbH                  10                 1,206           1,189         1,019
                                                                     ------          ------        ------
                                                                      4,931           4,914         3,956
                                                                     ======          ======        ======

(b)  Loan interest payable

  Formerly -
   International Finance
     Corporation                                                      3,605           3,180         3,024
   Deutsche Investitions und
    Entwicklungsgesellschaft GmbH                                     1,143             997         1,025
                                                                     ------          ------        ------
                                                                      4,748           4,177         4,049
                                                                     ======          ======        ======

                              BOGOSO GOLD LIMITED

10.  Long term liabilities
     ---------------------

                                                       (Unaudited)
                                                      September 30,      June 30,    June 30,
                                                          1999             1999        1998
                                       Note             US$ '000         US$ '000    US$ '000
                                                       ---------        ---------    --------
Formerly -
  International Finance Corporation    10(b)
                        Tranche 1                         4,827           4,827       6,608
                        Tranche 2                        13,630          13,630      13,630
                                                         ------         -------      ------
                                                         18,457          18,457      20,238
  Less: Current portion Tranche 1       9(a)             (3,725)         (3,725)     (2,937)
                                                         ------         -------      ------

                                                         14,732          14,732      17,301
                                                         ------         -------      ------
Formerly -
  Deutsche Investitions und            10(c)
  Entwicklungsgesellschaft GmbH
                        Tranche 1                         1,502           1,481       2,150
                        Tranche 2                         4,268           4,211       4,471
                                                         ------         -------      ------
                                                          5,770           5,692       6,621
   Less : Current portion  Tranche 1    9(a)             (1,206)         (1,189)     (1,019)
                                                         ------         -------      ------

                                                          4,564           4,503       5,602
                                                         ------         -------      ------
International Finance Corporation -
   advance                             13                     -           5,329       5,329
Anvil International Finance Ltd.                          1,066               -           -
Bogoso Holdings (Golden Star Resources Ltd.)              3,730               -           -
Government of Ghana                                         533               -           -
Interest payable on shareholders
   advances                            10(d)                  -               -           -
                                                         ------         -------      ------

                                                         24,625          24,564      28,232
                                                         ======         =======      ======

     (a) The loans are secured by a first fixed and floating charge on fixed assets and the mining leases; the assignment of the rights of the Company under the Gold Refining and Marketing Agreement; a charge on the foreign exchange retention accounts of the Company under the Foreign Exchange Retention Account Agreement; and the assignment of insurances.

     (b) International Finance Corporation loans, which totaled US$43,000,000 are divided into six loans comprising an A1 loan of US$9,570,000, an A2 loan of US$4,430,000, a B1 loan of US$16,400,000, a B2 loan of US$7,600,000, a C1 loan of US$3,400,000 and a C2 loan of US$1,600,000.

          The A1, B1 and C1 loans were repayable in 15 semi-annual installments which commenced on October 1, 1993 and thereafter each six months, with the final installment due on October 1, 2000, attracting interest at LIBOR plus 2.125% per annum on the principal outstanding.

          The A2, B2 and C2 loans are repayable in 20 semi-annual installments which were to commence on April 1, 1995 and thereafter each six months with the final installment due on

                              BOGOSO GOLD LIMITED

10.  Long term liabilities (Continued)
     ---------------------------------

          October 1, 2004, attracting interest at LIBOR plus 2.5% per annum on the principal outstanding. BGL has notified IFC pursuant to Section
          3.03 (h) of the IFC Rescheduling and Amendatory Agreement that there is insufficient cash available to be able to repay the respective principal installments of the A2, B2 and C2 loans which fell due commencing April 1, 1995.

          The Company did make payments of interest in respect of the A2, B2, and C2 loans in October 1998 and in April 1999 for the year ended June 30, 1999 and such interest is due on the next interest payment date thereafter unless demanded or paid beforehand. In respect of the amount of such payment due and unpaid, interest at 1% above LIBOR plus 2.125% per annum is in effect from the date any such amount became due until the date of actual payment.

     (c) Deutsche Investitions und Entwicklungsgesellschaft GmbH loans, which totaled DM25,000,000 (approximately US$13.3 million at June 30, 1999) are divided into two loans comprising an A1 loan of DM17,100,000 (approximately US$9.1 million) and an A2 loan of DM7,900,000 (approximately US$4.2 million).

          The A1 loan was repayable in 15 semi-annual installments which commenced on October 1, 1993 and thereafter each six months with the final installment due on October 1, 2000 attracting interest at the rate of 8.125% per annum on the principal outstanding.

          The A2 loan is repayable in 20 semi-annual installments which commenced on April 1, 1995 and thereafter each six months with the final installment due on October 1, 2004, attracting interest at the rate of 8.75% per annum on the principal balance outstanding. BGL has notified the DEG that the relevant Tranche 2 cash availability is insufficient for the Company to be able to repay the respective principal installments of the A2 loan which fell due commencing April 1, 1995.

          The Company did make a payment of interest in respect of the A2 loan in October 1998 and in April 1999 for the year ended June 30, 1999 and such interest shall be payable on the next interest payment date thereafter, unless demanded or paid beforehand. Interest at 10.75% per annum on the balance outstanding is in effect from the date any such amount became due until the date of actual payment.

     (d) The company obtained loans totaling US$13,800,000 divided into a Tranche A loan of US$8,800,000 and Tranche B loan of US$5,000,000, under the terms of the Billiton Loan Amending Agreement.

          The Tranche A loan is repayable in 20 semi-annual installments commencing on April 1, 1995 and thereafter each six months with the final installment due on October 1, 2004, attracting interest at the rate of LIBOR plus 2.5% per annum on the principal balance outstanding. Penalty interest is charged at 1% above the relevant interest rate if payment is not made.

          The Tranche A loan was transferred to the consortium of nine banks, the main shareholders of the Company, effective June 30, 1998. At this date, the consortium converted the Tranche A loan of US$8,800,000 and the cumulative interest of US$2,275,000 into Class A Shares (See Note
          13).

          The Tranche B loan of US$5,000,000 and the cumulative interest of US$1,293,000 was waived on June 30, 1998.

     (e) Interest on shareholders' advances of US$24,324,000 was converted into Class A Shares effective June 30, 1998 (See Note 13).

11.  Environmental rehabilitation provision
     --------------------------------------

     Costs are estimated based primarily upon environmental and regulatory requirements and are accrued and charged to expense over the expected economic life of the operation. The environmental rehabilitation provision to meet closure costs is currently made at the rate of US$1 per milled ton of ore. The provision was calculated at June 30, 1999 and 1998 at $10,209,000 and $12,105,000 respectively. In the three month period ended September 30, 1999 the company paid severance costs of approximately $3 million. The balance in the provision at September 30, 1999 is allocated as to $6 million for environmental rehabilitation and approximately $1 million for social and economic programs.

                              BOGOSO GOLD LIMITED


12.  Stated capital
     --------------

                                             (Unaudited)
                                            September 30,              June 30,            June 30,
                                                1999                     1999                1998
                                             No. of shares           No. of shares       No. of shares
                                           ------------------        -------------       -------------
Authorised shares
-----------------

Class A shares                                    18,000,000           18,000,000          18,000,000
Class B shares                                     2,000,000            2,000,000           2,000,000
                                                  ----------           ----------          ----------

                                                  20,000,000           20,000,000          20,000,000
                                                  ==========           ==========          ==========

                                    (Unaudited)
                                   September 30,                  June 30,                      June 30,
                                       1999                         1999                          1998
                                       ----                         ----                          ----

                              No. of         Amount         No. of        Amount         No. of         Amount
Issued:                       shares        US$'000        shares         US$'000        shares         US$'000
-------                      --------       -------        -------        --------       -------        -------
Class A shares               704,639         78,293        704,639         78,293         704,639        78,293
Class B shares                78,293              -         78,293              -          78,293             -
                             -------         ------        -------         ------         -------        ------
                             782,932         78,293        782,932         78,293         782,932        78,293
                             =======         ======        =======         ======         =======        ======

The Company issued 540,639 additional Class A Shares for the conversion of advances, loans and interest payable of US$60,070,000 as at June 30, 1998 (See
Note 13). In addition, the Government of Ghana was issued 60,071 Class B Shares for no consideration, to maintain their proportionate 10% ownership of the Company.

Effective September 30, 1999, the shares of the consortium of nine banks were sold to Golden Star Resources Ltd., a company incorporated in Canada and Anvil Mining NL, a company incorporated in Australia. Following these share transfers Golden Star Resources Ltd. owns 70% of the shares, Anvil Mining NL owns 20% and the Government of Ghana owns the remaining 10%.

                              BOGOSO GOLD LIMITED

12.  Stated capital (Continued)
     --------------------------

     The shareholders of the Company as at September 30, 1999, June 30, 1999 and 1998 are as follows:

                                                                (Unaudited)
                                                               September 30,
                                                                   1999           June 30, 1999      June 30, 1999
                                                                  Number              Number             Number
                                                             ---------------         --------           --------
Class A shares

  International Finance Corporation                                        -          216,270            216,270
  DEG-Deutsche Investitions und
   Entwicklungsgesellschaft mbh                                            -          158,004            158,004
  Societe Generale                                                         -           91,140             91,140
  Credit Lyonnais                                                          -           76,897             76,897
  Bank Austria AG                                                          -           45,566             45,566
  DB (Belgium) Finance N.V./S.A                                            -           45,566             45,566
  The Sumitomo Bank Limited                                                -           31,331             31,331
  Banque International a Luxembourg                                        -           28,477             28,477
  Transnational Incorporated                                               -           11,388             11,388
  Anvil International Finance Ltd.                                   156,586                -                  -
  Bogoso Holdings (Golden Star Resources Ltd.)                       548,053                -                  -
                                                                     -------          -------            -------
                                                                     704,639          704,639            704,639

Class B shares

  Government of Ghana                                                 78,293           78,293             78,293
                                                                     -------          -------            -------

Total Shares                                                         782,932          782,932            782,932
                                                                     =======          =======            =======

13.  Shareholders' advances
     ----------------------

     Shareholders' advances represented interest bearing foreign currency advances made under the terms of the Revised Shareholders Financing Agreement of March 22, 1994. These advances attracted interest at the rate of 10% per annum. In accordance with letters of consent from the shareholders, the advances, loans and interest payable to the consortium of banks were converted into Class A Shares effective June 30, 1998. The IFC advance of US$5,329,000 will not accrue any further interest on the remaining principal from June 30, 1998.

                              BOGOSO GOLD LIMITED

14.  Net loss before taxation is stated after charging/(crediting)
     -------------------------------------------------------------

                                                     (Unaudited)
                                                 September 30, 1999       June 30, 1999       June 30, 1998
                                                       US$'000               US$'000             US$'000
                                                       -------               -------             -------
     Auditors' remuneration                                6                    25                    22
     Bad and doubtful debts                                -                     2                   350
     Directors' fees                                       3                    36                     6
     Director's emoluments                                41                   162                   162
     Director's compensation for loss of office            -                     -                    68
     Exchange (gain)/loss                                (31)                 (426)                 (210)
     Interest received                                  (137)                 (631)                 (415)
     Inventory write down                                  1                    40                 2,078
     Loss/(profit) on disposal of assets                   -                   (14)                   16
     Rehabilitation expenditure                          338                 1,352                 2,125

15.  Taxation
     --------
     The Company has no taxation charge for the three months ended September 30, 1999 and 1998 or the years ended June 30, 1999, 1998 or 1997 as there are significant tax losses to carry forward. However, the company has a tax credit of U.S. $249,000 being Value Added Tax paid on inputs.

16.  Capital commitments
     -------------------

     Capital expenditure authorised but not yet expended as at September 30, 1999, June 30, 1999 and at June 30, 1998 were $125,000, nil and $6,483,000, respectively.

17.  Contingent liabilities
     ----------------------

     (a)  Hedged gold

          The Company had no hedged gold contracts as at September 30, 1999, June 30, 1999, or June 30, 1998.

     (b)  Staff car loans

          The Company had guaranteed car loans to senior staff provided through Barclays Bank of Ghana Limited until early 1999. The balance guaranteed as at June 30, 1998 amounted to $43,085.

                              BOGOSO GOLD LIMITED

18.  Going concern and subsequent events
     -----------------------------------

     The company has accumulated losses of $66,531,000 as at June 30, 1999 due to trading losses over the past years as a result of the high cost of servicing a heavy debt portfolio and the declining gold price, as well as working capital problems with the non-payment of external debt and limited finance available for an on-going capital renewal program. The company has been deferring payments due on long-term loans.

     A major exploration program has been undertaken to identify proven and probable oxide ore reserves to extend the life of the mine. In addition, the exploration work has identified highly prospective targets and investigations are underway into alternative sources of ore such as the treatment of tailings.

     As discussed in Note 1, effective September 30, 1999 the consortium of nine banks sold their shares and assigned their debts owed them by the company to new shareholders, Golden Star Resources Ltd and Anvil Mining NL.

19.  Net cash flow from operating activities
     ---------------------------------------

                                              (Unaudited)                (Unaudited)
                                          Three months ended         Three months ended          Year ended           Year ended
                                          September 30, 1999         September 30, 1998        June 30, 1999         June 30, 1998
                                                US$'000                    US$'000                US$'000               US$'000
                                          ------------------         ------------------       --------------         -------------
Net operating loss before
 interest expense                               (2,205)                    (7,382)                (4,241)              (1,597)
Depreciation                                     1,636                      2,595                  8,171                5,990
Amortisation of development
 expenditure                                       864                      4,175                  4,842                5,856
Amortisation of deferred assets                    416                      2,253                  3,886                3,864
(Increase)/decrease in inventories                (150)                    (1,641)                (2,192)               3,291
(Increase)/decrease in accounts
 receivable                                        407                       (338)                  (586)                (371)
(Decrease)/increase in creditors                   (99)                       381                    584                 (519)
Decrease in long term liabilities               (3,140)                       906                 (1,896)                (735)
Loan and interest waiver                             -                                                 -               (6,293)
Exchange gain on loans                               -                         19                    (99)                (205)
Loss/(profit) on disposal of
 assets                                              -                          -                    (14)                  16
Interest income                                   (136)                       (29)                  (631)                (415)
Reclassification of fixed assets                     -                          -                    539                    -
                                                ------                     ------                 ------               ------
                                                (2,407)                       939                  8,363                8,882
                                                ======                     ======                 ======               ======

                              BOGOSO GOLD LIMITED

20.  Reclassification
     ----------------

     The prior years comparative figures have been reclassified where applicable to be consistent with the current year's presentation.

21.  Generally Accepted Accounting Principles in the United States and Canada
     ------------------------------------------------------------------------

     The financial statements have been prepared in accordance with generally accepted accounting principles and in compliance with the Ghana Companies Code 1963 (Act 179), which differ in certain respects from those principles that the Company would have followed had its financial statements been prepared in accordance with accounting principles generally accepted in the United States or Canada. Differences which materially affect these financial statements are:

     (a) Under U.S. GAAP, items such as foreign exchange gains and losses are required to be shown separately in the derivation of comprehensive income. Under Canadian GAAP, foreign exchange gains and losses related to the translation of foreign currency loans would be deferred and amortised over the remaining period of the loan. As the currency of measurement is the U.S. Dollar, loans denominated in deutschmarks are considered foreign currency loans.

     (b) Under U.S. GAAP, changes in accounting policies are accounted for in the year of change and includes the cumulative effect of that accounting change. Under Canadian GAAP, changes are applied retroactively to prior period financial statements by restating the prior years' financial statements and the prior year opening retained earnings balance in the earliest year reported. In June 1998, the Company changed its method of amortization of development expenditure costs from units of production to straight line.

     (c) Under U.S. GAAP, extraordinary items are usually limited to unusual and infrequent events and include early extinguishment of debt. Such items are reported separately in the statement of operations, net of taxes, and included in the determination of net income. Under Canadian GAAP, gains and losses from the early extinguishment of debt generally do not meet the criteria for extraordinary items. During the year ended June 30, 1998, creditors forgave portions of certain loans as discussed Note 10.

     (d) Under U.S. and Canadian GAAP, basic earnings per share of common stock is calculated on the weighted average number of common shares outstanding during the period and is required for each period presented. Per share amounts are reflected for income before extraordinary items, the cumulative effect of a change in accounting principle and for net income.

     (e) Under U.S. and Canadian GAAP, the impact of a change in accounting estimate is recorded in the current reporting period, typically three-month quarters. As of June 30, 1998, the Company changed the estimated remaining useful lives of its plant and machinery and mine to five years, effective as of July 1, 1997. Under U.S. and Canadian GAAP, the impact of the change in estimate would have been recorded as of April 1, 1998, resulting in a lower charge for depreciation and amortization for the year ended June 30, 1998.

                              BOGOSO GOLD LIMITED

21.  Generally Accepted Accounting Principles in the United States and Canada
     ------------------------------------------------------------------------
     (Continued)
     -----------

     Had the Company followed GAAP in the United States and Canada, certain items on the statements of operations would have been reported as follows:

                            Statements of Operations
      (Stated in thousands of United States Dollars except per share amounts)

                                                  (Unaudited)        (Unaudited)
                                                 Three months        Three months        Year ended     Year ended     Year ended
                                                     ended              ended             June 30,        June 30,       June 30,
                                                 Sept. 30, 1999      Sept. 30. 1998         1999            1998            1997
                                                     US$'000            US$'000           US$'000         US$'000         US$'000
                                                     -------            -------           -------         -------         -------
Net loss as presented                             $ (2,777)           $ (7,382)           $ (6,671)      $ (8,710)      $ (6,689)
Foreign exchange gain (a)                              (65)                 19                (238)            (6)           (75)
Change in accounting estimate (e)                        -                   -                   -          3,084              -
Extraordinary gain on extinguishment of debt (c)         -                   -                   -         (6,293)             -
                                                  --------            --------            --------       --------       --------
Income before extraordinary item                    (2,842)             (7,363)             (6,909)       (11,925)        (6,764)
Extraordinary gain on extinguishment of debt (c)         -                   -                   -          6,293              -
Cumulative effect of change in accounting
 principle (b)                                           -                   -                   -          1,083              -
                                                  --------            --------            --------       --------       --------
Net loss under U.S. GAAP                            (2,842)             (7,363)             (6,909)        (4,549)        (6,764)
Other comprehensive income - foreign exchange
 gain (a)                                               65                 (19)                238              6             75
                                                  --------            --------            --------       --------
Comprehensive income (a)                          $ (2,777)           $ (7,382)           $ (6,671)      $ (4,543)      $ (6,689)
                                                  ========            ========            ========       ========       ========
Per share data (d):
Extraordinary gain on extinguishment of debt             -                   -                   -       $  34.32              -
                                                  ========            ========            ========       ========       ========
Cumulative effect of change in accounting
 principle                                               -                   -                   -       $   5.91              -
                                                  ========            ========            ========       ========       ========
Basic and diluted net loss per share under U.S.
 GAAP                                             $  (3.55)           $  (9.42)           $  (8.82)      $ (24.77)      $ (36.71)
                                                  ========            ========            ========       ========       ========
Weighted average shares outstanding (basic and
 diluted)                                          782,932             782,932             782,932        183,369        182,222
                                                  ========            ========            ========       ========       ========

Reconciliation to Canadian GAAP:
Net loss under U.S. GAAP                            (2,842)             (7,363)             (6,909)        (4,549)        (6,764)
Amortisation of foreign exchange gain (a)               53                  38                 162             28             50
Cumulative effect of change in accounting
 principle applied retroactively                     3,196               1,859               2,861          1,521          1,083
                                                  --------            --------            --------       --------       --------
Net loss under Canadian GAAP                        (  407)             (5,466)             (3,886)        (3,000)        (5,631)
                                                  ========            ========            ========       ========       ========
Net loss per share under Canadian GAAP            $  (0.52)           $  (6.98)           $  (4.96)      $ (16.36)      $ (30.90)
                                                  ========            ========            ========       ========       ========

                              BOGOSO GOLD LIMITED

21.  Generally Accepted Accounting Principles in the United States and Canada
     ------------------------------------------------------------------------
     (Continued)
     -----------

     The effect of differences in accounting under U.S. GAAP and Canadian GAAP on the balance sheets, statement of changes in shareholders' equity and statements of cash flow are as follows:

     Balance Sheet

                                                    (Unaudited)
                                                September 30, 1999                                June 30, 1999
                                    ----------------------------------------      -----------------------------------------
                                                         Canadian      U.S.                          Canadian        U.S.
                                    As presented           GAAP        GAAP       As presented         GAAP          GAAP
                                      US$'000            US$'000     US$'000        US$'000          US$'000       US$'000
                                    -------------        --------    -------      ------------       ---------    ---------
     Fixed assets                       21,874            22,768     22,768          23,093           23,873       23,873
     Development expenditure (b)        12,942            19,081     15,885          13,806           19,805       16,944

     Accumulated comprehensive
      income                                 -                 -        384               -                -          319
     Accumulated deficit               (69,308)          (57,732)   (65,525)        (66,531)         (58,139)     (62,683)
     Total shareholders' equity          8,984            16,348     13,152          11,761           18,790       15,929


                                                                       June 30, 1998
                                                  -------------------------------------------------------
                                                                          Canadian                U.S.
                                                  As presented              GAAP                  GAAP
                                                     US$'000              US$'000               US$'000
                                                  ------------            --------             ----------
     Fixed assets                                    27,692                28,243                28,243
     Development expenditure (b)                     18,648                22,702                21,181
     Accumulated  comprehensive income                    -                     -                    81
     Accumulated deficit                            (59,860)              (54,253)              (55,774)
     Total shareholders' equity                      18,432                24,121                22,600

     Under U.S. GAAP, accruals and other payables would be separately disclosed as follows:

                                                   (Unaudited)
                                                  September 30,           June 30,              June 30,
                                                      1999                  1999                  1998
                                                     US$'000              US$'000              US$'000
                                                  -------------           --------             ---------
     Accrued payroll, taxes and bonus                  305                   594                  494
     Accrued redundancy costs                           50                   302                  356
     Accrued royalties                                 312                   266                  222
     Accrued electricity                               163                   393                  116
     Accrued mining department costs                    94                   152                    -
     Other accrued liabilities                       1,656                 1,391                1,199
                                                     -----                 -----                -----
       Total accruals and other payables             2,580                 3,098                2,387
                                                     =====                 =====                =====

                              BOGOSO GOLD LIMITED

21.  Generally Accepted Accounting Principles in the United States and Canada
     ------------------------------------------------------------------------
     (Continued)
     -----------

     Statement of Changes in Shareholders' Equity Under U.S. GAAP


                                                                                      Accumulated
                                                                                         Other                            Total
                                                            Stated                   Comprehensive      Shareholder    Shareholders'
                               Class A        Class B       Capital      Deficit        Income           Advances         Equity
                               Shares         Shares        US$'000      US$'000       US$'000           US$'000         US$'000
                               ------         ------        -------      -------       --------          --------        -------
Balance at June 30, 1997       164,000        18,222         18,222      (51,225)          75              24,671         (8,257)
Comprehensive Income:
Net income (loss) 1998                                                    (4,549)                                         (4,549)
Translation adjustments                                                                     6                                  6
Comprehensive Income:                                                                                                     (4,543)
Shares issued                  540,639        60,071         60,071                                                       60,071
Shareholder advances                 -             -              -           -             -             (24,671)        (24,671)
                               -------        ------        -------    --------          ----            --------        --------
Balance at June 30, 1998       704,639        78,293         78,293     (55,774)           81                   -          22,600
Comprehensive Income:
Net income (loss) 1999                                                   (6,909)                                           (6,909)
Translation adjustments                                                                   238                                 238
Comprehensive Income:                                                                                                      (6,671)
Shares issued
Shareholder advances                 -             -              -           -             -                   -               -
                               -------        ------        -------    --------          ----            --------        --------
Balance at June 30, 1999       704,639        78,293         78,293     (62,683)          319                   -          15,929
Comprehensive Income:
Net income (loss) 1999                                                   (2,842)                                           (2,842)
Translation adjustments                                                                    65                                  65
Comprehensive Income:                                                                                                      (2,777)
Shares issued
Shareholder advances                 -             -              -           -             -                   -               -
                               -------        ------        -------    --------          ----            --------        --------
Balance at Sept. 30, 1999      704,639        78,293         78,293     (65,525)          384                   -          13,152

Statements of Cash Flows Under U.S. GAAP


Net Cash Provided by (Used in):                Operating Activities         Investing Activities         Financing Activities
                                               --------------------         --------------------         --------------------
                                            As presented    U.S. GAAP    As presented    U.S. GAAP    As presented    U.S. GAAP
For the three month period ended               US$'000       US$'000        US$'000       US$'000        US$'000       US$'000
--------------------------------            ------------    ---------    ------------    ---------    ------------    ---------
     Sept. 30, 1999 (Unaudited)               (2,407)        (2,250)        (1,535)      (1,556)              -            -

For the Years ended,
--------------------
     June 30, 1999                             8,363          5,957         (9,253)      (8,419)         (2,710)      (2,710)
     June 30, 1998                             8,882          7,524         (4,310)      (5,668)         (3,933)      (3,933)

     Cash paid for interest for the three months ended September 30, 1999 and the years ended June 30, 1999, 1998 and 1997 was nil, $2,203,000,
     $1,773,000 and $1,327,000 respectively.

     U.S. GAAP does not permit the presentation of non-cash items in investing or financing activities in the statements of cash flows. Under the Company's current reporting, no such transactions were included in the statements of cash flows. The Company did, however, convert $60,070,000 in shareholder advances plus accrued interest to Class A shares as described in Note 12.

                              BOGOSO GOLD LIMITED

20.  Generally Accepted Accounting Principles in the United States and Canada
     ------------------------------------------------------------------------
     (Continued)
     -----------

     US GAAP Tax Considerations

     U.S. GAAP changes the Company's method of accounting for income taxes to an asset and liability approach. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Use of the assets and liability method has no effect on the U.S. GAAP financial statements as the Company has concluded that a full valuation allowance must be applied to the deferred tax assets resulting from the Company's net operating loss carryforwards. For the three months ended September 30, 1999 and for the years ended June 30, 1999, 1998 and 1997, the Company has recorded no current tax expense under U.S. GAAP due to the cumulative net losses incurred by the Company. Under U.S. GAAP, the Company would not record any deferred tax expense based on the same rationale.

     Summarized below are the components of deferred taxes:

                                                                     (Unaudited)          As of       As of
                                                                  As of September 30,    June 30,    June 30,
                                                                         1999              1999        1998
                                                                        US$'000          US$'000     US$'000
                                                                       --------          -------     -------
Temporary differences relating to net liabilities:
     Accrued environmental liabilities                                 $  4,850           $  4,645    $  4,237
Tax loss and credit carryforwards                                        13,259              7,095      10,347
                                                                       --------           --------    --------
Gross deferred tax asset                                                 18,109             11,740      14,584
Valuation allowance                                                     (18,109)           (11,740)    (14,584)
                                                                       --------           --------    --------
Net deferred tax assets                                                $      -           $      -    $      -
                                                                       ========           ========    ========


     The statutory tax rate in Ghana is 35%, while the Company's effective rate is nil.

     Impact of Recently lssued Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. At this time the Company has no derivative instruments that are subject to the requirement of this statement.

     (b)  Pro-forma financial information

     INTRODUCTION

     The following unaudited pro forma consolidated statements of operations give effect to the Golden Star Resources Ltd. ("GSR" or the "Company") acquisition of Bogoso Gold Limited ("BGL"). The pro forma income statements were prepared as if the acquisition occurred January 1, 1998.

     The pro forma consolidated financial information is presented for illustrative purposes only and does not purport to represent what the Company's financial position or results of operations would have been had the acquisition of BGL in fact occurred on the date indicated or at the beginning of the period indicated or to project the Company's financial position or results of operations for any future date or period. The pro forma information is based on management's best estimates and upon available information which the Company believes is reasonable under the circumstances.

     There has been no Pro Forma Consolidated Balance Sheet provided due to the fact that the acquisition was consummated on September 30, 1999. Please refer to the Company's Quarterly Report on Form 10-Q filed for the third quarter of 1999 for more information. The purchase price allocation and the balance sheet acquisition adjustments are included in the notes to these unaudited pro forma statements.

     The following unaudited pro forma consolidated financial information should be read in conjunction with (i) the audited consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 1998, which are contained in the Company's 1998 Annual Report on Form 10-K; (ii) the unaudited consolidated financial statements of the Company and its subsidiaries for the nine months ended September 30, 1999, which are contained in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999; (iii) the audited financial statements of BGL for the three years ended June 30, 1999, 1998 and 1997, which are included elsewhere in this Form 8-K/A; and (iv) the unaudited financial statements of BGL for the three months ended September 30, 1999 and 1998, which are included elsewhere in this Form 8-K/A.

                          GOLDEN STAR RESOURCES LTD.
           Unaudited Pro Forma Consolidated Statements of Operations
                     For the Year Ended December 31, 1998
    (stated in thousands of United States Dollars except per share amounts)
                                  (unaudited)


                                           For the year ended      For the year ended                         Pro Forma for the
                                            December 31, 1998       December 31, 1998          Pro Forma         year ended
                                                   GSR                     BGL                Adjustments      December 31, 1998
                                                US$'000                  US$'000                US$'000             US$'000
                                               ----------               ---------             -----------      -----------------
REVENUES
  Gold Sales                                    $      -                 $ 35,432               $      -            $ 35,432
  Interest and Other                                 635                      227                      -                 862
                                                --------                 --------               --------            --------
                                                     635                   35,659                      -              36,294

COSTS AND EXPENSES
  Costs of Goods Sold                                  -                   23,130                      -              23,130
  Royalties                                            -                    1,062                      -               1,062
  Depreciation                                       230                   13,258           (a)  (12,581)                907
  Amortization                                         -                    1,325           (a)   (1,325)                  -
  General and Administrative                       7,712                   10,097                      -              17,809
  Exploration expense                                443                        -                      -                 443
  Write-offs and Abandonment of
   Mineral Properties                             16,600                        -                      -              16,600
  Interest Expense                                    36                    4,936           (b)   (4,936)              1,026
                                                                                            (c)      312
                                                                                            (c)      428
                                                                                            (c)      250
  Other Income                                         -                   (6,419)          (b)    6,293                (126)
  Foreign Exchange Loss (Gain)                        26                      236           (b)     (236)                 26
                                                --------                 --------               --------            --------
                                                  25,047                   47,625                (11,795)             60,877

LOSS BEFORE THE UNDERNOTED                       (24,412)                 (11,966)                11,795             (24,583)

Omai Preferred Share Redemption Surplus              950                        -                      -                 950
                                                --------                 --------               --------            --------
Net Loss before Minority Interest                (23,462)                 (11,966)                11,795             (23,633)
Minority Interest                                  1,214                        -           (d)   (1,231)                (17)
                                                --------                 --------               --------            --------

Net Loss                                        $(22,248)                $(11,966)              $ 10,564            $(23,616)
                                                ========                 ========               ========            ========
Basic and Fully Diluted Net Loss Per
 Share                                          $  (0.74)                $      -               $      -            $  (0.64)
                                                ========                 ========               ========            ========
Weighted Average Shares Outstanding (in
 millions of shares)                                30.2                        -                    6.9                37.1
                                                ========                 ========               ========            ========

    The accompanying notes are an integral part of these unaudited pro forma consolidated statements of operations.

                          GOLDEN STAR RESOURCES LTD.
           Unaudited Pro Forma Consolidated Statements of Operations
                 For the Nine Months Ended September 30, 1999
    (stated in thousands of United States Dollars except per share amounts)
                                  (unaudited)

                                            For the nine             For the nine                               Pro Forma for the
                                            months ended             months ended                               nine months ended
                                         September 30, 1999       September 30, 1999         Pro Forma             September 30,
                                                 GSR                      BGL               Adjustments               1999
                                               US$'000                  US$'000               US$'000               US$'000
                                              --------                 ---------            -----------             --------
REVENUES
  Gold Sales                                 $      -                  $26,954               $     -                 $ 26,954
  Interest and Other                              287                      723                     -                    1,010
                                             --------                  -------               -------                 --------
                                                  287                   27,677                     -                   27,964

COSTS AND EXPENSES
  Costs of Goods Sold                               -                   18,146                     -                   18,146
  Royalties                                         -                      813                     -                      813
  Depreciation                                    115                    7,264          (a)   (6,697)                     682
  Amortization                                      -                      964          (a)     (964)                       -
  General and Administrative                    2,358                    1,480                     -                    3,838
  Exploration Expense                             129                        -                     -                      129
  Write-offs and Abandonment of
   Mineral Properties                          23,745                        -                     -                   23,745

  Interest Expense                                 49                    1,739          (b)   (1,739)                     605
                                                                                        (c)      234
                                                                                        (c)      250
                                                                                        (c)       72
  Other Income                                      -                     (318)                    -                     (318)
  Foreign Exchange Loss (Gain)                    (18)                    (648)         (b)      648                      (18)
                                             --------                  -------               -------                 --------
                                               26,378                   29,440                (8,196)                  47,622

LOSS BEFORE THE UNDERNOTED                    (26,091)                  (1,763)                8,196                  (19,658)

Omai Preferred Share Redemption Surplus           379                        -                     -                      379
                                             --------                  -------               -------                 --------
Net Loss before Minority Interest             (25,712)                  (1,763)                8,196                  (19,279)
Minority Interest Loss                          1,056                        -          (d)   (1,110)                     (54)
                                             --------                  -------               -------                 --------
Net Loss                                     $(24,656)                 $(1,763)              $ 7,086                 $(19,225)
                                             ========                  =======               =======                 ========
Basic and Fully Diluted Net Loss per
 Share                                       $  (0.79)                       -                     -                 $  (0.52)
                                             ========                  =======               =======                 ========
Weighted Average Shares Outstanding
 (in millions of shares)                         31.4                        -                   5.4                     36.8
                                             ========                  =======               =======                 ========

    The accompanying notes are an integral part of these unaudited pro forma consolidated statements of operations.

1.   Purchase Price Allocation

     The purchase price for the Acquisition was an initial payment by us of $6.5 million, of which $5,056,000 was for our account and $1,444,000 was for the account of Anvil. The Purchase Agreement also called for a payment to the sellers based upon the average spot price of gold in the two years subsequent to closing (the "Calculation Period "). The payment will be calculated on a pro-rata basis if the average p.m. gold price fixing by the London Bullion Market Association over the Calculation Period (the "Average Gold Price") is between $255 and $310 per ounce and will be capped at $10.0 million. If we acquire additional mineable ore reserves that can be processed at the Bogoso facility equivalent to at least 50,000 ounces of gold output, we will make a minimum payment of $2.0 million one and half years after the closing of the Bogoso Purchase transaction. This payment will be applied towards the $10.0 million cap mentioned above. The Company will record these payments at their fair value at the date they are determinable. These amounts will be amortized over the remaining life of the mine. Under an agreement with Anvil, our Company provided all of the funds for the initial $6.5 million purchase price and all other acquisition costs collectively (the "Acquisition Costs"). The Company provided a loan to Anvil (the "Note Receivable") to fund Anvil's share of the Acquisition Costs. The Note Receivable bears an annual interest rate of 15% compounded monthly. All cash distributions from the Bogoso Property will be paid to us until we have received all of the Acquisition Costs plus interest thereon.

     Assets and liabilities assumed have been recorded at estimated fair market value. In addition, $6.0 million of cash acquired has been reflected as restricted cash to pay for the assumed mine site rehabilitation at the eventual closure of the Bogoso Property.

     The Company and Anvil will also be required to pay the sellers an additional $5,000,000 on the first anniversary of commencement of sulfide production at BGL. Due to the uncertain nature of this contingent consideration, no liability has been recorded as part of the purchase price allocation. This payment, if made, will be amortized over the remaining life of the mine. It is believed that this payment can be funded from BGL cash flow.

     The following allocation of the purchase price reflects the estimated fair market values of all the assets and all the liabilities acquired in the transaction completed on September 30, 1999. This allocation represents the entire transaction, related costs and acquired assets and liabilities.

     As a result of the transaction, the sellers of BGL assigned all debts owed them by BGL to the new owners, Golden Star and Anvil. This assigned debt becomes intercompany debt, which is eliminated through consolidation, and thus does not appear on the purchase price allocation of the Company.


                                                                 US$'000
                                                                 -------

       Cost of Acquisition

       Purchase price                                            $ 6,500
       Total transaction costs                                     1,948
       Less:  Anvil note receivable                               (1,444)
                                                                 -------
          Cost of acquisition                                    $ 7,004
                                                                 =======

       Allocation of Purchase Price

       Cash                                                      $ 6,923
       Accounts receivable                                         1,453
       Inventories                                                 8,383
       Other current assets                                          122
       Mining properties                                           3,151
       Deferred financing costs                                      500
       Accounts payable                                           (4,362)
       Environmental rehabilitation provision                     (7,000)
       Minority interest                                          (2,166)
                                                                  -------
                 Total purchase price allocated                   $ 7,004
                                                                  =======

  2. The accompanying Pro Forma Consolidated Statements of Operations assume that the proposed acquisition of BGL had occurred on January 1, 1998.

     The acquisition adjustments are as follows:

     a. To record the elimination of depreciation and amortization expense on mining assets acquired as of January 1, 1998.
     b. To record the elimination of interest expense and foreign exchange gains/losses and forgiveness of debt included as other income related to the debt of BGL.
     c. To record the estimated interest expense related to debt incurred of $4,155,000 at 7.5% as part of the funding for the acquisition of BGL, to record the accrual of deemed interest expense for the $250,000 production bonus accrual payable under the credit facility and to record the amortisation of $500,000 in financing costs under the credit facility.
     d.   To record the 30% minority interest share in the earnings of BGL.

     The Acquisition Agreement noted that the Company and Anvil would provide for the following: $6 million related to environmental rehabilitation, $3 million related to severance costs, and $1 million related to social and economic programs. Prior to the consummation of the acquisition, BGL paid the severance of $3.0 million. Thus, as at September 30, 1999, the liabilities that were assumed by the Company, and thus included in the purchase price allocation were $6.0 million for environmental rehabilitation and $1.0 million for social and economic programs.

3. Reconciliation of Pro Forma Consolidated Statements of Operations to United States GAAP

     The Pro Forma Consolidated Financial Statements have been prepared using the financial statements of GSR which are in accordance with Canadian generally accepted accounting principles ("GAAP") which differ in certain respects from those principles that the Company would have followed had its financial statements been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). Differences which materially affect these Pro Forma Consolidated Financial Statements are:

     a. For U.S. GAAP, exploration and general and administrative costs related to projects are charged to expense as incurred. As such, the majority of costs charged to Exploration Expense and Abandonment of Mineral Properties under Canadian GAAP would have been charged to earnings in prior periods under U.S. GAAP. Property acquisition costs are capitalized for both Canadian and U.S. GAAP. For the Pro Forma Consolidated Statements of Operations the impact of this adjustment would be $4.9 million for the year ended December 31, 1998 and $13.8 million for the three months ended September 30, 1999.

     b. Under U.S. GAAP, the investment in Omai Gold Mines Limited would have been written off in prior years and, therefore, the entire Omai Preferred Share Redemption would have been included in income. Under Canadian GAAP, a portion of the Omai Preferred Share Redemption is included in income with the remainder reducing the carrying value of the Company's preferred stock investment. For the Pro Forma Consolidated Statements of Operations, the impact of this adjustment would be $0.8 million for the year ended December 31, 1998 and $0.3 million for the three months ended September 30, 1999.

     The following table summarizes the effect of the above material adjustments on the Pro Forma Financial Statements:

                                                                   Pro Forma Canadian           Pro Forma U.S.
                                                                   ------------------           --------------
                                                                         GAAP                        GAAP
                                                                         ----                        ----
                                                                       U.S.$'000                  U.S.$'000
For the Year Ended December 31, 1998
------------------------------------

Net (Loss)/Income                                                     $   (23,616)               $   (16,763)

For the Three Months Ended September 30, 1999
---------------------------------------------

Net (Loss)/Income                                                     $   (19,225)               $    (4,823)